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EXHIBIT 10.13

DANVERSBANK

ESOP RESTORATION PLAN

i

DANVERSBANK

ESOP RESTORATION PLAN

ARTICLE I
Definitions

        Section 1.1    Applicable Limitation  means any of the following: (a) the limitation on annual compensation that may be recognized under a tax-qualified plan for benefit computation purposes pursuant to Section 401(a)(17) of the Code; and (b) the maximum limitation on annual additions to a tax-qualified defined contribution plan pursuant to Section 415(c) of the Code.

        Section 1.2    Beneficiary  means any person, other than a Member or Former Member, who is determined to be entitled to benefits under the terms of the Plan.

        Section 1.3    Board  means the Board of Directors of the Company.

        Section 1.4    Code  means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific Section of the Code shall include such provisions, any valid regulation or ruling promulgated thereunder and any provision of future law that amends, supplements or supersedes such provision.

        Section 1.5    Committee  means the Compensation Committee of the Board of Directors of Danvers Bancorp, Inc., or such other person, committee or other entity as shall be designated by or on behalf of such Board to perform the duties set forth in Article VI.

        Section 1.6    Company  means Danversbank or any successor thereto.

        Section 1.7    Company Contributions  means contributions by the Company to the ESOP.

        Section 1.8    Effective Date  means                              .

        Section 1.9    Eligible Employee  means an Employee who is eligible for participation in the Plan in accordance with the provisions of Article II.

        Section 1.10    Employee  means any person, including an officer, who is employed by the Company as a common law employee.

        Section 1.11    ERISA  means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific Section of ERISA shall include such provisions, any valid regulation or ruling promulgated thereunder and any provision of future law that amends, supplements or supersedes such provision.

        Section 1.12    ESOP  means the Danversbank Employee Stock Ownership Plan, as amended from time to time.

        Section 1.13    Fair Market Value of a Share  means, with respect to a Share on a specified date, the closing price of the share as reported on the National Association of Securities Dealers Automated Quotation System, NASDAQ Global Market or another national securities exchange. If there is no trading on such date, the determination shall be made by reference to the closing price of the Shares on the last date preceding such date on which the Shares were traded.

        Section 1.14    Plan  means the Danversbank ESOP Restoration Plan, as amended from time to time.

        Section 1.15    Share  means a share of common stock, par value $1.00 per share, of Danvers Bancorp, Inc.

        Section 1.16    Stock Unit  means a right to receive a payment under the Plan in an amount equal, on the date as of which such payment is made, to the Fair Market Value of a Share.

        Section 1.17    Separation from Service    means an Employee's separation from service (within the meaning of Section 409A of the Code) with all Affiliated Companies as an Employee, whether by resignation, discharge, death, disability, retirement or otherwise.

ARTICLE II
Participation

        Section 2.1    Eligibility for Participation.

        Only Eligible Employees may be or become Members. An Employee shall become an Eligible Employee if:

  (a)
  he has been designated an Eligible Employee by resolution of the Compensation Committee; and

  (b)
  he is a Member in the ESOP and the benefits to which he is entitled thereunder are limited by one or more of the Applicable Limitations;

provided, however, that no person shall be named an Eligible Employee, nor shall any person who has been an Eligible Employee continue as an Eligible Employee, to the extent that such person's participation, or continued participation, in the Plan would cause the Plan to fail to be considered maintained for the primary purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA.

        Section 2.2    Commencement of Participation.

        An Employee shall become a Member on the date when he first becomes an Eligible Employee, but not earlier than the Effective Date.

        Section 2.3    Termination of Participation.

        Participation in the Plan shall cease on the earliest of (a) the date of the Member's Separation from Service, (b) the date on which he or she ceases to be an Eligible Employee, or (c) the date the Plan is terminated.

ARTICLE III
Benefits to Members

        Section 3.1    Supplemental ESOP Benefits.

  (a)
  A Member whose benefits under the ESOP are limited by one or more of the Applicable Limitations shall be eligible for a supplemental ESOP benefit under this Plan in an amount equal to the sum of —

  (i)
  a number of Stock Units equal to the excess (if any) of (A) the aggregate number of Shares (including any reallocation of Shares forfeited upon the termination of employment of others participating in the ESOP and any allocation of Shares upon full repayment of any loan by the ESOP) that would have been credited to the Member's account under the ESOP in the absence of the Applicable Limitations over (B) the number of Shares actually credited to his account under the ESOP; plus

  (ii)
  if and to the extent that Company Contributions to the ESOP result in allocations to the Member's account of assets other than Shares, an amount equal to the excess (if any) of (A) the aggregate amount of Company Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP and any allocation of cash upon full repayment of any loan by the ESOP) that would have been credited to the Member's account under the ESOP in the absence of the Applicable Limitations over (B) the aggregate amount of Company Contributions

      (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP) actually credited to the Member's account under the ESOP; adjusted for earnings and losses as provided section 3.1(b)

  (b)
  The Committee shall cause to be maintained a bookkeeping account to reflect all Shares and Company Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP) that cannot be allocated to a Member's account under the ESOP due to the Applicable Limitations and shall cause such bookkeeping account to be credited with such Company Contributions and Stock Units reflecting such Shares as of the date on which such Company Contributions and Shares, respectively, would have been credited to the Member's account in the ESOP in the absence of the Applicable Limitations. The balance credited to such bookkeeping account shall be adjusted for earnings or losses as follows:

  (i)
  all Stock Units shall be adjusted from time to time so that the value of a Stock Unit on any date is equal to the Fair Market Value of a Share on such date, and the number of Stock Units shall be adjusted as and when appropriate to reflect any stock dividend, stock split, reverse stock split, exchange, conversion, or other event generally affecting the number of Shares held by all holders of Shares; and

  (ii)
  the balance credited to such bookkeeping account that does not consist of Stock Units shall be credited with interest as of the last day of each calendar quarter at the highest rate of interest credited on certificates of deposit issued by the Bank during that calendar quarter.

  (iii)
  In the event Danvers Bancorp, Inc. declares any cash dividends on its Shares, the Stock Units in the bookkeeping account established for each Member under this Plan shall be credited with dividend equivalent amounts equal to the cash dividends that would be payable if the Stock Units were outstanding Shares and such amounts shall be converted to additional Stock Units at Fair Market Value on the date the cash dividend is otherwise payable to the shareholders of Danvers Bancorp, Inc.

  (c)
  The supplemental ESOP benefit payable to a Member hereunder shall be paid in a single lump sum within 90 days following the last day of the calendar year in which the Member's Separation from Service occurs and shall be in an amount equal to the balance credited to his bookkeeping account; provided, however, that if at the time of a Member's Separation from Service, the Member is considered a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earlier of (yy) the date following the date that is six months after the Member's Separation from Service, or (zz) the Member's death.

ARTICLE IV
Death Benefits

        A Member may designate a Beneficiary or Beneficiaries to receive any benefits payable under the Plan following his or her death. Any such designation, or change therein or revocation thereof, shall be made in writing in the form and manner prescribed by the Committee, shall be revocable until the death of the Member, and shall thereafter be irrevocable; provided, however, that any change or revocation shall be effective only if received by the Committee prior to the Member's death. If a Member shall die without having effectively named a Beneficiary, he or she shall be deemed to have named his estate as his sole Beneficiary. If a Member and his designated Beneficiary shall die in circumstances which give rise to doubt as to which of them shall have been the first to die, the Member shall be deemed to have survived the Beneficiary. If a Member designates more than one Beneficiary, all shall be deemed to have equal shares unless the Member shall expressly provide otherwise.

ARTICLE V
Trust Fund

        Section 5.1    Establishment of Trust.

        The Company may establish a trust fund which may be used to accumulate funds to satisfy benefit liabilities to Members and their Beneficiaries under the Plan; provided, however, that the assets of such trust shall be subject to the claims of the creditors of the Participating Companies in the event that it is determined that the Participating Companies are insolvent; and provided, further, that the trust agreement shall contain such terms, conditions and provisions as shall be necessary to cause the Participating Companies to be considered the owner of the trust fund for federal, state or local income tax purposes with respect to all amounts contributed to the trust fund or any income attributable to the investments of the trust fund. The Company shall pay all costs and expenses incurred in establishing and maintaining such trust. Any payments made to a Member or Beneficiary from a trust established under this section 5.1 shall offset payments which would otherwise be payable by the Company in the absence of the establishment of such trust. Any such trust will conform to the terms of the model trust prescribed by Revenue Procedure 92-64, as the same may be modified from time to time.

        Section 5.2    Contributions to Trust.

        If a trust is established in accordance with Section 5.1, the Company shall make contributions to such trust in such amounts and at such times as may be specified by the Committee or as may be required pursuant to the terms of the agreement governing the establishment and operation of such trust.

        Section 5.3    Unfunded Character of Plan.

        Notwithstanding the establishment of a trust pursuant to section 5.1, the Plan shall be unfunded for purposes of the Code and ERISA. Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Company. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Company.

ARTICLE VI
Administration

        Section 6.1    The Committee.

        The administration of the Plan shall be the responsibility of the Committee. The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers:

  (a)
  to furnish to all Members, upon request, copies of the Plan and to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

  (b)
  to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

  (c)
  to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, and the determinations of the Committee in respect thereof shall be binding, final and conclusive upon all interested parties;

  (d)
  to decide on questions concerning the Plan in accordance with the provisions of the Plan (including facts necessary to administer the Plan);

  (e)
  to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan, to hear and decide claims for benefits, and to provide a full and fair review to any Member whose claim for benefits has been denied in whole or in part;

  (f)
  to designate a person, who may or may not be a member of the Committee, as "plan administrator" for purposes of the ERISA;

  (g)
  to allocate any such powers and duties to or among individuals of the Committee; and

  (h)
  the power to designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.

        Section 6.2    Liability of Committee Members and Their Delegates.

        To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Company, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Company, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of the Company. Any person claiming benefits under the Plan shall look solely to the Company for redress.

        Section 6.3    Plan Expenses.

        All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan (including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the Plan), shall be paid by the Company.

ARTICLE VII
Amendment and Termination

        Section 7.1    Amendment by the Company.

        The Company reserves the right, in its sole and absolute discretion, at any time and from to time, by action of the Board, to amend the Plan in whole or in part. In no event, however, shall any such amendment adversely affect the right of any Member, Former Member or Beneficiary to receive any benefits under the Plan in respect of participation for any period ending on or before the later of the date on which such amendment is adopted or the date on which it is made effective.

        Section 7.2    Termination.

        The Company also reserves the right, in its sole and absolute discretion, by action of the Board, to terminate the Plan. In such event, undistributed benefits attributable to participation prior to the date of termination shall be distributed in accordance with Section 3.1(c); provided however that benefit payments may be accelerated to the extent permitted by Section 409A of the Code.

ARTICLE VIII
Miscellaneous Provisions

        Section 8.1    Construction and Language.

        Wherever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and the masculine gender may be read as referring equally to the feminine gender or the neuter. Any reference to an Article or section shall be to an Article or section of the Plan, unless otherwise indicated. If there is any conflict between such headings and the text of the Plan, the text shall control.

        Section 8.2    Headings.

        The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

        Section 8.3    Non-Alienation of Benefits.

        Except as may otherwise be required by law, no distribution or payment under the Plan to any Member or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Member or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Member or Beneficiary, in such manner as the Committee shall direct; provided, however, that no such action by the Committee shall cause the acceleration or deferral of any benefit payments from the date on which such payments are scheduled to be made.

        Section 8.4    Severability.

        A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

        Section 8.5    Waiver.

        Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

        Section 8.6    Governing Law.

        The Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. Any payments made pursuant to this Plan are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

        Section 8.7    Withholding.

        Payments from this Plan shall be subject to all applicable federal, state and local income withholding taxes.

        Section 8.8    No Deposit Account.

        Nothing in this Plan shall be held or construed to establish any deposit account for any Member or any deposit liability on the part of the Company. Members' rights hereunder shall be equivalent to those of a general unsecured creditor of the Company.

        Section 8.9    Rights of Employees.

        No Employee shall have any right or claim to any benefit under the Plan except in accordance with the provisions of the Plan. The establishment of the Plan shall not be construed as conferring upon any Employee or other person any legal right to a continuation of employment or to any terms or conditions of employment, nor as limiting or qualifying the right of the Company to discharge any Employee.

        Section 8.10    Status of Plan Under ERISA.

        The Plan is intended to be (a) to the maximum extent permitted under applicable laws, an unfunded, non-qualified excess benefit plan as contemplated by section 3(36) of ERISA for the purpose of providing benefits in excess of the limitations imposed under section 415 of the Code, and (b) to the extent not so permitted, an unfunded, non-qualified plan maintained primarily for the purpose of providing deferred compensation for highly compensated employees, as contemplated by sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan is not intended to comply with the requirements of section 401 (a) of the Code or to be subject to Parts 2, 3 and 4 of Title I of ERISA. The Plan shall be administered and construed so as to effectuate this intent.

        Section 8.11    Successors and Assigns.

        The provisions of the Plan will inure to the benefit of and be binding upon the Members and their respective legal representatives and testate or intestate distributes, and the Company and its successor and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred.

        Section 8.12    Claims Procedures.

        If a Member, Beneficiary, alternate payee or their authorized representative asserts a right to benefit under the Plan which has not been received, the Claims Procedures set forth in the ESOP shall govern.

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DANVERSBANK ESOP RESTORATION PLAN
Table of Contents
DANVERSBANK ESOP RESTORATION PLAN
ARTICLE I Definitions